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                                                                   EXHIBIT 10.34

                        FORM OF ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of August __, 1999, by and between Spanish Broadcasting System of Florida, Inc.,a Florida corporation ("Seller"), and __________________, a _____________ corporation
("Buyer").

                             W I T N E S S E T H:

            WHEREAS, Seller is the licensee of and owns and operates radio stations WZMQ(FM), Key Largo, Florida and WVMQ(FM), Key West, Florida (collectively, "Stations"), and related licenses and authorizations pursuant to licenses issued by the Federal Communications Commissions ("FCC"); and

            WHEREAS, Seller desires to sell certain properties and assets pertaining to the Stations, and Buyer desires to purchase the same, all subject to the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer agree as follows:

            SECTION 1.  PURCHASE AND SALE OF PROPERTIES AND ASSETS.

            (a) STATIONS' ASSETS. Subject to and in reliance upon the representations, warranties and agreements set forth herein, and subject to the terms and conditions contained herein, on the Closing Date (as defined in Section 4), Seller agrees to convey, sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase, accept, assume and, as the case may be, perform the following (collectively, the "Stations' Assets"):


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                  (i) LICENSES AND AUTHORIZATIONS. The licenses, permits and authorizations of the FCC listed on Schedule A attached hereto, together with any renewals, extensions or modifications thereof and additions thereto made between the date of this Agreement and the Closing Date (collectively, the "Licenses"), and the rights of Seller in and to the call letters "WVMQ(FM)" and "WZMQ(FM)".

                  (ii) AGREEMENTS, ETC. The business agreements, leases and contracts listed individually or by category on Schedule B attached hereto, including any renewals, extensions, amendments or modifications thereof.

                  (iii) COPYRIGHTS, ETC. All copyrights, trademarks, service marks or other similar rights or modifications thereto listed on Schedule C attached hereto, made by Seller in the ordinary course of business between the date of such schedule and the Closing Date.

                  (iv) PERSONAL PROPERTY. All good will and all general intangibles and the tangible personal property owned by the Seller and used or useful in the operation of the Stations listed on Schedule D attached hereto.

                  (v) REAL PROPERTY. All of Seller's right, title and interest in the real property leases described on Schedule E attached hereto.

                  (vi) PUBLIC FILE. The Stations' local public inspection file together with all its contents.

            (b) EXCLUDED ASSETS. It is understood that no corporate records, accounts receivable, bank deposits, other cash equivalents and/or investment securities, contracts of insurance and insurance proceeds of settlement and revenue claims made by Seller relating to property, equipment repaired, replaced or restored by Seller prior to the Closing Date, unless


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otherwise specified herein (all of which are hereinafter referred to as
"Excluded Property") shall be sold, conveyed or assigned hereunder.

            (c) LIENS. Seller agrees that the Stations' Assets to be conveyed on the Closing Date pursuant to this Agreement will be conveyed free and clear of all liens, charges, claims, adverse interests and encumbrances of any kind whatsoever owed to, owned by, accruing to or in favor of any person whatsoever.

            (d) LIABILITIES TO BE ASSUMED. Except as otherwise expressly provided in this Agreement and as described on Schedule B attached hereto, Buyer will not assume, incur or be charged with, in connection with the transactions contemplated herein, any liabilities or obligations of any nature whatsoever, contingent or otherwise arising prior to the Closing or liabilities or obligations of Seller in connection with the Closing.

            SECTION 2. PURCHASE PRICE. The aggregate purchase price to be paid to Seller by Buyer shall be One Million Dollars ($1,000,000.00) ("Purchase Price") payable as follows:

            (a) Upon the execution of this Agreement, Buyer will deposit with __________________________ as Escrow Agent, an escrow deposit ("Escrow Deposit") in the amount of Fifty Thousand Dollars ($50,000) to be held in escrow and deposited in a special interest bearing escrow account and which shall be delivered by said Escrow Agent to Seller at the Closing hereunder to be applied to the Purchase Price pursuant to the terms and conditions set forth in the Escrow Agreement attached hereto as Exhibit 1. The interest earned on the Escrow Deposit shall be the property of Buyer and paid over to Buyer at the closing of the transactions contemplated herein (the "Closing"). In the event that Buyer defaults under this Agreement, the Escrow Deposit shall be forfeited to Seller as liquidated damages. In the event


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that there is no Closing of this Agreement and the Buyer is not in default, the
Escrow Deposit, plus interest earned thereon, shall be returned to Buyer.

            (b) On the Closing Date, Buyer shall pay to Seller by wire transfer of federally available funds the sum of One Million Dollars ($1,000,000.00).

            SECTION 3. ADJUSTMENTS AND ASSUMPTIONS. The operation of the Stations, and the cash income and the expenses attributable thereto, up to 12:01 A.M. on the Closing Date (the "Adjustment Time") shall be for the account of Seller and thereafter shall be for the account of Buyer. Expenses such as power and utility charges, lease rents, frequency discounts, prepaid time sales agreements, wages, commissions, vacation pay, payroll taxes and fringe benefits or employees of the Seller who enter the employment of Buyer, and similar prepaid and deferred items shall be prorated between the Seller and Buyer. All prorations shall be made and paid [insofar as feasible] on the Closing date, with a final settlement within ninety (90) days after the Closing Date.

            SECTION 4.  THE CLOSING.

            (a) FCC CONSENT. Consummation of the transactions contemplated hereunder is conditioned upon the FCC having given its consent in writing to the assignment to Buyer of the FCC licenses and other authorizations set forth in subparagraph 1(a) hereof, and said consent becoming final. For purposes of this Agreement, such consent shall be deemed final when it is no longer subject to timely review by the FCC or by any court or, in the event of reconsideration upon its own motion or otherwise by the FCC to an appeal by any person to any court, upon the decision of such body becoming no longer subject to review. In all events, the Closing shall take place on a date not later than three (3) days from June 30, 2000 ("Outside Closing Date").


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            (b) FCC APPLICATION. On or before September 15, 1999, the parties shall file an application requesting FCC consent to the transactions involved herein. The parties hereto shall each bear their own legal fees and any and all costs and expenses not specified herein with respect to the sale and purchase of the assets covered by this Agreement. All FCC filing fees shall be paid by Seller.

            (c) FAILURE OF FCC CONSENT. If the FCC has failed or refused to grant its consent to the assignment of the Licenses (as hereinafter defined) for a period of longer than nine months following the filing of the application, or if the application for consent to assignment of the Licenses is designated for hearing, Buyer may terminate this Agreement upon ten (10) days prior written notice to Seller, provided that the Buyer is not in material default or breach at the time of said notice. In no event shall the Closing take place later than the Outside Closing Date, unless mutually agreed to by the parties. The termination pursuant to this subsection shall not relieve either party of any liability previously incurred because of a party being in material default pursuant to the terms and conditions of this Agreement.

            (d) CLOSING. The date of the Closing and the time thereof (herein referred to as the "Closing Date"), shall be set by Seller. The Closing shall take place at the office of Seller.

            (e) CONTROL OF THE STATIONS AND ACCESS TO INFORMATION. Until the Closing, Seller shall have complete control of the Stations, their equipment and operation. Buyer shall be entitled, however, to reasonable inspection during normal business hours of the Stations' premises and Stations' Assets.

            SECTION 5.  SELLER'S REPRESENTATIONS AND WARRANTIES.

Seller represents, warrants and agrees now and as of the Closing as follows:


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            (a) DUE INCORPORATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the full power and authority to own the Stations' Assets and to carry on the business of the Stations as now being conducted.

            (b) AUTHORIZATION OF AGREEMENT; NO BREACH. The execution, delivery and performance of this Agreement has been duly and validly authorized and approved by Seller's Board of Directors and Stockholders, and Seller has the full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Neither such execution, delivery and performance nor compliance by Seller with the terms and provisions hereof will (assuming receipt of all necessary approvals from the FCC) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Seller or any judgment, order, injunction, decree, law, regulation, rule or ruling of any court or other governmental authority to which Seller is subject.

            (c) LICENSES AND AUTHORIZATIONS. Schedule A attached hereto includes a true and complete list of the Licenses and any other licenses, permits, and authorizations of any governmental or regulatory authority currently held by the Seller for the Stations. The Licenses constitute all of the licenses and authorizations used in the operation of the Stations as now operated and the Licenses are now and on the Closing Date will be in full force and effect and with no material impairment by any act or omission of the Seller. There is not now pending or, to the knowledge of Seller, threatened, any action by or before the FCC to revoke, cancel, rescind, modify, or refuse to renew any of the Licenses, or any investigation, order to show cause, notice of violation, notice of apparent liability of forfeiture or material complaint against Stations or Seller. In the event of any such action, or the filing or issuance of any order, notice or


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complaint or knowledge of the threat thereof, Seller shall notify Buyer of same in writing within five (5) business days, and shall take all reasonable measures to contest in good faith or seek removal or recession of such action, order, notice or complaint, and shall pay any sanctions imposed. All material reports, forms, and statements required to be filed by Seller with the FCC with respect to the Stations have been filed and are complete and accurate in all material respects. Stations are now and on the Closing Date will be operating with the Licenses and in compliance with the Communications Act of 1934, as amended, and the rules and policies of the FCC.

            (d) PERSONAL PROPERTY. Schedule D attached hereto contains a complete and accurate list, as of the date hereof, of all material tangible personal property and interests therein owned by Seller and used by it in the operation of the Stations and the conduct of their business, except as disclosed in such schedule. The tangible assets included in the Personal Property listed on Schedule D attached hereto are now and will, on the Closing Date, be in proper operating condition, normal wear and tear excepted, and will permit the Stations to operate in accordance with the Rules and Regulations of the FCC and in accordance with the Stations' Licenses. Between the date hereof and the Closing Date, Seller will not transfer, convey or assign to any other person, any of the Personal Property unless, in the case of tangible assets included in the Personal Property, the same are replaced by assets of equal quality and usefulness.

            (e) LEASES AND OTHER AGREEMENTS. Schedule D attached hereto contains a complete and accurate list of, or reference to, as of the date hereof, all real estate leases, business agreements, leases and contracts of Seller (except for music license agreements) relating to the assets or operations of the Stations. The agreements, leases and contracts listed on Schedule B attached hereto constitute valid and binding obligations of Seller and, to the best of Sellers's


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knowledge, of all other persons purported to be parties thereto and are in full force and effect as of the date hereof.

            (f) NO LITIGATION. There is as of the date hereof no suit (at law or in equity), action, legal or administrative, arbitration or other proceeding or governmental investigation pending or as to which Seller has received notice which could, individually or in the aggregate, materially adversely affect the title or interest of Seller in any of the Stations' Assets or the operation of the Stations and conduct of their business.

            (g) USE OF PREMISES. The occupancy and use of all leases or owned real property and the occupancy, use and placement of all structure thereon, are not at the present time, in violation in any material respect of any laws, zoning regulations, ordinances, orders or requirement of any federal, state or local governmental authority or in conflict with the rights of any other party therein or thereon.

            (h) PUBLIC FILE.Seller maintains a public file for the Stations which will contain all material required by the Rules and Regulations of the FCC on the Closing Date. Seller shall deliver to Buyer at the Closing the public file for the Stations.

            (i) INSURANCE. There is presently in force fire and liability insurance with respect to the properties and assets to be transferred and conveyed hereunder. Seller will maintain or cause to be maintained such insurance in full force until the Closing hereunder.

            (j) EMPLOYMENT BENEFIT PLANS. Seller does not maintain, or have any present or future obligation or liability with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, severance pay, insurance, stock purchase, stock option, or other fringe benefit plan, as defined in
Section 3(d) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal.


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            (k) LABOR RELATIONS, TERMS AND CONDITIONS OF EMPLOYMENT. Seller has
not recognized and has received no demand for recognition by any collective bargaining representative. Seller has substantially complied with and is not in default in any material respect under any laws, rules and regulations relating to employment of labor, including those relating to wages, hours, equal employment opportunities, employment of protected minorities (including women and persons over 40 years of age), collective bargaining and the withholding and payment of taxes and contributions and has withheld all amounts required or agreed to be withheld from wages and salaries of its employees, and is not liable for any arrearage or wages or for any tax or penalty or failure to comply with the foregoing.

            (l) TAXES. Seller has filed all federal, state, and local tax returns required by law and has paid all taxes, estimated taxes, interest, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payment by Seller which in any event could affect any of the Stations' Assets or the operation of the Stations.

            SECTION 6. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents, warrants and agrees now and as of the date of Closing as follows:

            (a) AUTHORITY AND DUE ORGANIZATION. Buyer will be a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has all requisite power and authority to own its property and to carry on its business as and where now conducted. Buyer has all requisite power and authority to enter into, perform, and carry out the transactions contemplated by this Agreement, and to execute, perform and carry out the terms and conditions of all documents and instruments executed in connection herewith. All signatures appearing for Buyer at the end of this Agreement are true and genuine, and this Agreement and all other documents or instruments executed by Buyer in connection herewith have been duly


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authorized by all necessary corporate action and constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

            (b) QUALIFICATION. Buyer has no knowledge of any facts which would, under present law (including the Communications Act of 1934, as amended) and present rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the licenses, permits and authorizations listed on Schedule A attached hereto, or as an owner and/or operator of the Stations' Assets, and Buyer will not take, or unreasonably fail to take, any action which Buyer knows or has reason to know would cause such disqualification. Buyer is financially qualified and able to meet all financial undertakings contracted for herein.

            (c) LITIGATION. There is no litigation or proceeding threatened or pending against Buyer that would affect Buyer's ability to carry out this Agreement.

            SECTION 7. PERFORMANCE BY BUYER. The obligations of Buyer hereunder are subject to the conditions that:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct at the time of the Closing as though made at and as of such time, and each and all of the agreements of the Seller to be performed on or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed, and Seller shall have delivered to Buyer certificates, dated as of the Closing Date, signed by a corporate officer to such effect.

            (b) LITIGATION, ETC. No litigation, investigation or proceeding of any kind shall have been instituted or threatened or be pending which would materially adversely affect or relate to the Stations' Assets or the business or operations of the Stations.


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            (c) FCC LICENSES. At the Closing, the Licenses shall be assigned and transferred to Buyer, and such Licenses shall be free and clear of conditions which would have a material adverse consequence to the operation of the Stations as presently authorized.

            (d) CONSENTS. All consents of third parties that are required for the valid and binding assignment from Seller to Buyer of the Stations' contracts, leases of business agreements needed to permit the operation of the Stations in all material respects in the same manner as heretofore or that are required shall be in full force and effect as of the Closing.

            (e) LEGAL OPINION. Buyer shall have received an opinion of counsel for Seller, dated the Closing Date, in form and content reasonably acceptable to Buyer's counsel to the effect that:

                  (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

                  (ii) Seller has full power and authority to enter into and perform this Agreement and the transactions contemplated hereby. Seller has taken all actions necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller enforceable in accordance with its respective terms.

                  (iii) The execution, delivery and performance of this Agreement by Seller does not and will not, with the passage of time or the giving of notice or both, contravene the Articles of Incorporation or By-Laws of the Seller or to the best of such counsel's knowledge after due inquiry, conflict with or result in a breach, termination or modification of, or a default under any contract, instrument, authorization, license, permit, lease, easement, arrangement or understanding to which Buyer is a party or result in the violation of any law of any order, writ,


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injunction, judgment, decree, rule or regulation of any court, administrative agency or governmental body.

                  (iv) Seller is the authorized legal holder of the Licenses listed on Schedule A attached hereto. The Licenses are in full force and effect to the full extent to which they can be lawfully held under the rules and regulations of the Commission. To the best of such counsel's knowledge, except for administrative rulemaking proceedings of general applicability to the broadcasting industry, (i) there is no litigation, proceeding or investigation of any nature pending against Seller or the Stations affecting Seller or the Stations which may result in a materially adverse effect upon the Stations of the business or operation of the Stations or which seeks to enjoin, prohibit or otherwise challenge the transactions contemplated by this Agreement and (ii) no judgment, award, order or decrees has been rendered against or affecting Seller or the Stations which would result in a materially adverse effect upon the Stations or the business or operation of the Stations.

            (f) INITIAL PUBLIC OFFERING. Seller's Initial Public Offering ("IPO") shall have been consummated and Raul Alarcon, Sr. shall have received all payments due to him from the proceeds of the IPO as well as any and all other related benefits in accordance with the terms of his agreements with Seller.

            SECTION 8. SELLER'S PERFORMANCE. Seller's performance is subject to:

            (a) PAYMENTS, ETC. All payments due to Seller from Buyer as provided for herein in Section 2 shall have been made in accordance with the terms of this Agreement.

            (b) REPRESENTATIONS AND WARRANTIES. Each of Buyer's representations and warranties contained herein shall, to the extent applicable, be true at the time of the Closing, as


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though made at and as of such time and Buyer shall have delivered to Seller certificates, dated as of the Closing Date, signed by a corporate officer to such effect.

            (c) PERFORMANCE. Buyer shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with prior to or at the Closing hereunder.

            (d) LITIGATION. No litigation, investigation or proceeding of any kind shall have been instituted or threatened which would adversely affect the financial condition of Buyer to comply with the provisions of this Agreement.

            (e) LEGAL OPINION. Seller shall have received an opinion of counsel for Buyer, dated the Closing Date, in form and content reasonably acceptable to Seller's counsel to the effect that:

                  (i) Buyer is duly organized, validly existing, in good standing and qualified to do business under the laws of the State of Florida, and has all requisite power and authority to conduct business and operations as currently conducted.

                  (ii) Buyer has all requisite power and authority to execute, deliver and perform under this Agreement and to perform and carry out the transactions contemplated by this Agreement. Buyer has duly taken all actions necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and ratified by Buyer's corporation, and is the valid and binding obligations of Buyer and Buyer's corporation enforceable against each in accordance with its respective terms.

                  (iii) The execution, delivery and performance of this Agreement by Buyer and as ratified by Buyer's corporation does not and will not, with the passage of time or the giving of notice or both, contravene the Articles of Incorporation of Buyer's corporation or,


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to the best of our knowledge after due inquiry, conflict with or result in a breach, termination or modification of, or a default under any contract, instrument, authorization, license, permit, lease, easement, arrangement or understanding to which Buyer or Buyer's corporation is a party or result in the violation of any law or of any order, writ, injunction, judgment, decree, rule or regulation of any court, administrative agency or governmental body.

                  (iv) No consent, approval or authorization of any person, or any state, local or federal governmental authority, not already obtained and no certificate, notice, application, report or other document required to be filed with any state, local or federal governmental authority which as not already been filed, is required to be obtained or filed prior to or on the Closing Date for the execution and delivery of the Agreement by Buyer and its ratification by Buyer's corporation, or the consummation of the transactions contemplated thereby.

                  (v) There is no legal action, proceeding or investigation pending or, to the best of our knowledge after due inquiry, threatened, before any court or other governmental body or agency to which Buyer or Buyer's corporation is a party, nor is there any judgement, order, writ, injunction or decree outstanding against Buyer or Buyer's corporation or by which Buyer or Buyer's corporation is subject, bound or affected nor, to the best of Buyer's knowledge, after due inquiry, is there any basis for any such legal action, proceeding, investigation or controversy.

            (f) CONSENTS. Buyer and Buyer's corporation shall have used their respective best efforts consistent with commercial reasonableness to assist Seller in obtaining, prior to the Closing Date, all consents and approvals required, if any, for the assignment of the contracts,


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leases and business agreements to be assigned hereunder by Seller to Buyer's corporation at Closing.

            SECTION 9.  RIGHTS OF INDEMNIFICATION.

            (a) It is understood and agreed that Buyer does not assume and shall not be obligated to pay, any liabilities of the Seller under the terms of the Agreement or otherwise, and it shall not be obligated to perform any obligations of the Seller, of any kind or manner except by reason of the contracts, leases and business agreements expressly assigned to and assumed by Buyer hereunder. The Seller hereby agrees to indemnify and hold Buyer and its successors and assigns (collectively, "Indemnified Parties", and individually, an "Indemnified Party") harmless for a period of one (1) year from the Closing Date, from and against:

                  (i) Any and all damage of deficiency resulting from any misrepresentation, breach of warranty, or non-fulfillment of any agreement on the part of the Seller under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to any Indemnified Party pursuant to this Agreement or in connection with any of the transactions contemplated hereby; and

                  (ii) Any and all actions, suits, proceeding, damages, assessments, judgments, costs and expenses, including reasonable attorney's fees incurred by any Indemnified Party as a result of the failure or refusal of Seller to compromise or defend any claim incident to, or otherwise fail to comply with, the foregoing provisions.

            (b) If any claim or liability shall be asserted against any Indemnified Party which would give rise to a claim by such Indemnified Party against Seller for indemnification under the provisions of this Section, such Indemnified Party shall promptly notify the Seller in


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writing of the same and give all reasonable cooperation in the defense thereof and the Seller shall be entitled at its own expense to compromise or defend any such claim.

            (c) Buyer hereby agrees to indemnify and hold the Seller and its successors and assigns harmless, for a period of one (1) year from the Closing Date, from and against:

                  (i) Any and all claims, liabilities and obligations of every kind and description, contingent or otherwise arising from or related to the ownership or operation of the Stations subsequent to the Closing hereunder including, but not limited to, any and all claims, liabilities and obligations arising or required to be performed subsequent to the Closing hereunder under any contract or instrument assumed by Buyer hereunder.

                  (ii) Any and all damage or deficiency resulting from any misrepresentation, breach of warranty, non-fulfillment of any agreement or obligation assumed or required to be assumed by Buyer under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished to the Seller pursuant to this Agreement, or in connection with any of the transactions contemplated hereby.

                  (iii) Any and all actions, suits, proceedings, damages, assessment, judgments, costs and expenses, including reasonable attorney's fees incurred by Seller as the result of the failure or refusal by Buyer to defend or compromise any claim incident to, or otherwise fail to comply with, any of the foregoing provisions.

            (d) If any claim or liability shall be asserted against the Seller which would give rise to a claim by the Seller against Buyer for indemnification under the provisions of this section, the Seller shall promptly notify Buyer of the same and give all reasonable cooperation in the defense thereof and Buyer shall be entitled at its own expense to compromise or defend any such claim.


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            SECTION 10. RISK OF LOSS. The risk of any loss, damage or
destruction to any of the Stations' Assets to be transferred hereunder from fire or other casualty or cause shall be borne by the Seller at all times prior to the Closing Date hereunder excepting that caused by Buyer.

            SECTION 11. SELLER'S PERFORMANCE AT CLOSING. At the closing hereunder, the Seller will:

            (a) FCC LICENSES. Deliver to Buyer assignments of the licensees and other pertinent authorizations set forth on Schedule A attached hereto, transferring the same to Buyer in customary form and substance.

            (b) PERSONAL PROPERTY. Deliver to Buyer a bill of sale and all other appropriate documents and instruments in customary form and substance assigning good and marketable title to all personal property described in Schedule D attached hereto, free and clear of any mortgages, liens, attachments, conditional sales contracts, claims or encumbrances of any kind whatsoever. Seller shall pay all state and local sales tax, if any, due upon such transfer.

            (c) ASSIGNMENT OF AGREEMENTS. Deliver to Buyer such assignments and further instruments of transfer a Buyer may reasonably require to effectuate the assignments to it of those business contracts, leases and agreements to be assigned to it as set on Schedule B attached to this Agreement.

            (d) ADJUSTMENTS AND PAYMENT. If the adjustments and assumptions provided for in Section 3 hereof result in a net amount owing by the Seller to Buyer, deliver a good check, subject to collection, at the Closing Date.

            (e) RESOLUTIONS, ETC. Deliver to Buyer a certified copy of a resolution of the Seller's Board of Directors and stockholders authorizing the execution of this Agreement and the


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consummation of the transactions described herein, together with all other consents and approvals which counsel for Buyer may reasonable request.

            (f) OTHER DOCUMENTS. Deliver to Buyer such other documents as counsel for Buyer may reasonably request for the purpose of consummating the transactions described herein.

            SECTION 12. BUYER'S PERFORMANCE AT CLOSING.  At the closing:

            (a) PAYMENTS, ETC. Buyer will cause to be delivered to Seller all monies from Buyer as provided for in this Agreement.

            (b) ASSUMPTION. Buyer will assume the contracts, leases and business agreements set forth on Schedule B attached hereto.

            (c) ADJUSTMENTS AND PAYMENT. Buyer will, if the adjustments and assumptions provided for in Section 3 hereof result in a net amount owing to the Seller by Buyer, deliver a good check, subject to collection, at the Closing.

            (d) OPINION. Deliver the written opinion of its counsel, dated as of the Closing Date, pursuant to the provisions of this Agreement.

            (e) OTHER DOCUMENTS. Deliver to the Seller such other documents as counsel for Seller may reasonably request for the purpose of consummating the transactions described herein.

            SECTION 13. DEFAULT.

            (a) In the event of a material breach by Buyer prior to the Closing of any term or condition of this Agreement or any warranty or representation contained herein, Seller may terminate this Agreement and retain as its sole property the Fifty Thousand Dollar ($50,000.00) Escrow Deposit. It is understood and agreed that such sum shall constitute full payment for any


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and all damages suffered by Seller by reason of Buyer's failure to close this
Agreement. The parties agree in advance that Fifty Thousand Dollars ($50,000.00) is a fair and equitable amount to reimburse for damages sustained due to Buyer's failure to consummate this Agreement because of the above-stated reason and that this provision shall constitute a liquidated damages provision between the parties.

            (b) In the event of a material breach by Seller prior to the Closing, Buyer shall have the right to specific performance or to sue for damages.

            SECTION 14. MISCELLANEOUS.

            (a) SCHEDULES AND EXHIBITS. All schedules and exhibits attached to this Agreement (and all other documents referred to therein) shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

            (b) NO ASSIGNMENT, SUCCESSORS, ASSIGNS, ETC. This Agreement shall not be assigned or conveyed by any party hereto to any other person or entity without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure or the benefit of the parties hereto, their heirs, personal representatives, involuntary successors and assigns.

            (c) CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

            (d) COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


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
            (e) NOTICES. Any notice or other communications shall be in writing and shall be considered to have been duly given when personally delivered or deposited into first class certified mail, postage prepaid, return receipt requested:

                  (i) If to the Seller to:

                        Spanish Broadcasting System of Florida, Inc.
                        3191 Coral Way
                        Suite 805
                        Miami, Florida 33145
                        ATTN: Mr. Raul Alarcon, Jr., President and CEO

                  cc:  Jason L. Shrinsky, Esq.
                        Kaye, Scholer, Fierman, Hays & Handler
                        901 Fifteenth Street, N.W.
                        Suite 1100
                        Washington, D.C.  20005

                  (ii) If to the Buyer to:

                        Mr. Raul Alarcon, Sr.
                        Spanish Broadcasting System of Florida, Inc.
                        1001 Ponce de Leon Blvd
                        Coral Gables, Florida 33134

            (f) INTEGRATION. Except as herein expressly provided, this Agreement embodies the entire agreement and understanding between Seller and Buyer, and supersedes all prior agreements and understandings, whether oral or in writing, with respect to the purchase and sale of the Stations' Assets.

            (g) AMENDMENT. This Agreement shall not be amended or modified in any manner except by written document executed by the party or parties whom enforcement of such amendment or modification may be sought.


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
            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

ATTEST:                 SPANISH BROADCASTING SYSTEM OF FLORIDA, INC.

________________        By: _____________________________________
                            Raul Alarcon, Jr., President and CEO

ATTEST:

________________        By: ______________________________________
                              Raul Alarcon, Sr.


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                            SCHEDULES AND EXHIBITS


SCHEDULE A              Licenses, Permits & Authorizations

SCHEDULE B              Contracts, Leases & Business Agreements

SCHEDULE C              Copyrights, etc.

SCHEDULE D              Personal Property

SCHEDULE E              Real Property Leases

EXHIBIT 1               Escrow Agreement


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